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                                    IgX Corp.
                             One Springfield Avenue
                            Summit, New Jersey 07901

                                          September 18, 1998

Rita C. Manak, Director
Office of Technology Transfer
The University of Arizona
P.O. Box 210158
888 North Euclid Avenue, #515
Tucson, Arizona 85721-0158

Charles R. Sterling
Vitaliano A. Cama
Michael W. Riggs
J. Glenn Songer
Department of Veterinary Science/Microbiology
The University of Arizona
P.O. Box 210090
Building 90, Room 201
Tucson, Arizona 85721-0090

Ladies and Gentlemen:

          In line with our recent discussions, this letter agreement (the "Ageement") will set forth the mutual understanding of the parties hereto with respect to the following:

                                   Background

          1. Since 1992, IgX Corp., a Delaware corporation ("IgX"), has entered into a series of research commitments with the Arizona Board of Regents, on behalf of the University of Arizona (the "University"), pursuant to which IgX has provided funding for research conducted by certain principal investigators at the University. For each of such research commitments, IgX and the University have entered into a Research Agreement (collectively, the "Research Agreements") setting forth the terms and conditions of the sponsored research, including the intellectual property rights of IgX and the University with respect to any INVENTIONS arising out of the sponsored research, and granting to IgX an option to obtain an exclusive, worldwide license with respect to any INVENTIONS arising out of the sponsored research.

          2. The current status of each of the IgX-sponsored research commitments with the University under the Research Agreements is fully set forth on Exhibit "A" attached hereto and

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incorporated herein by this reference. The parties hereto acknowledge and agree that they have proceeded in substantive, if not procedural, compliance with the tenns and conditions of the Research Agreements, and that this Agreement shall serve merely as a perfection, ratification and acknowledgment of and agreement with the terms and conditions thereof.

          Hyperimmune Egg Yolk Antibodies Research (Sterling and Cama)

         3. The parties hereto acknowledge and agree that the first horizontal column dated June 1, 1992 on the attached Exhibit "A" accurately reflects the current status of the research commitment between IgX and the University for the IgX-sponsored research of Charles R. Sterling and Vitaliano A. Cama relating to the method of use of hyperimmune egg yolk antibodies for the enteric treatment of Cryptosporidium parvum infections.

         4. The parties acknowledge and agree that Charles R. Sterling and Vitaliano A. Cama have previously provided the University with an Invention Disclosure relating to the INVENTION entitled "Reduced Lipid Formulation of Hyperimmune Egg Yolk for Treatment of Cryptosporidium Parvum" (UA 1765). The University acknowledges and agrees that the University shall be deemed to have provided IgX with proper notice of such INVENTION as a UNIVERSITY INVENTION, and IgX shall be deemed to have provided the University with proper notice of its intention to exercise its option to obtain an exclusive, worldwide license with respect to such INVENTION. Accordingly, IgX and the University shall enter into that certain Second Amendment to License Agreement, substantially in the form attached hereto as Exhibit "B" and incorporated herein by this reference, for the granting to IgX of an exclusive, worldwide license with respect to such INVENTION.

         Clostridium Difficile Research (Sterling, Cama and Songer, Jost and Simon)

         5. The parties hereto acknowledge and agree that the horizontal column dated March 12, 1993 on the attached Exhibit "A" accurately reflects the current status of the research commitment between IgX and the University for the IgX-sponsored research of Charles R. Sterling, Vitaliano A. Cama, J. Glenn Songer, B. Helen Jost and Sabrina Simon relating to Clostridium difficile.

         6. Charles R. Sterling, Vitaliano A. Cama, J. Glenn Songer, B. Helen Jost and Sabrina Simon agree to promptly provide the University with an Invention Disclosure relating to the INVENTION entitled "Hen Yolk Antibodies to Clostridium Difficile and Methods of Use." Upon receipt of such Invention Disclosure, the University hereby acknowledges and agrees that the University shall be deemed to have provided IgX with proper notice of such INVENTION as a UNIVERSITY INVENTION, and IgX shall be deemed to have provided the University with proper notice of its intention to exercise its option to obtain an exclusive, worldwide license with respect to such INVENTION. Accordingly, IgX and the University shall enter into that certain License Agreement, substantially in the form attached hereto as Exhibit "C" and incorporated herein by this reference, for the granting to IgX of an exclusive, worldwide license with respect to such INVENTION.

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                     Cryptosporidium Parvum Research (Riggs)

          7. The parties hereto acknowledge and agree that the horizontal column dated July 1, 1996 on the attached Exhibit "A" accurately reflects the current status of the research commitment between IgX and the University for the IgX-sponsored research of Michael W. Riggs relating to Cryptosporidium Parvum.

          8. The parties acknowledge and agree that Michael W. Riggs has previously provided the University with (i) an Invention Disclosure relating to the INVENTION entitled "Monoclonal Antibody Formulations Targeting Functionally Defined Sporozoite and Merozoite Epitopes of Cryptosporidium Parvum for Prevention or Treatment of Cryptosporidiosis" (UA 1773) and (ii) an Invention Disclosure relating to the INVENTION entitled "Combined Monoclonal Antibody and Hen Polyclonal Antibody Formulations Targeting Sporozoite and Merozoite Epitopes of Cryptosporidium Parvum for Prevention or Treatment of Cryptosporidiosis" (UA
1774). The University acknowledges and agrees that the University shall be deemed to have provided IgX with proper notice of such INVENTIONS as UNIVERSITY INVENTIONS, and IgX shall be deemed to have provided the University with proper notice of its intention to exercise its option to obtain an exclusive, worldwide license with respect to such INVENTIONS. Accordingly, IgX and the University shall enter into that certain First Amendment to License Agreement, substantially in the form attached hereto as Exhibit "D" and incorporated herein by this reference, for the granting to IgX of an exclusive, worldwide license with respect to such INVENTIONS.

                      Helicobacter Pylori Research (Songer)

          9. The parties hereto acknowledge and agree that the horizontal column dated May 15, 1998 on the attached Exhibit "A" accurately reflects the current status of the research commitment between IgX and the University for the IgX-sponsored research of J. Glenn Songer relating to Helicobacter Pylori.

          10. J. Glenn Songer agrees to promptly provide the University with an Invention Disclosure relating to the INVENTION entitled "Treatment and Prevention of Helicobacter Pylori Infection with Hyperimmune Hen Egg Yolk Antibodies."

                               General Provisions

          11. Each of IgX and the University acknowledges and agrees that (i) each INVENTION arising out of the Research Agreements to date is properly characterized as a UNIVERSITY INVENTION, and, as such, shall remain the sole and exclusive property of the University, (ii) under the Research Agreements, the University has a right of first refusal with respect to the filing and prosecuting of patents and patent applications relating to such UNIVERSITY INVENTIONS, (iii) to date, the University has not exercised any such rights with respect to any such UNIVERSITY INVENTIONS and (iv) to date, IgX has filed, and is currently maintaining and prosecuting, all at its own expense, the patents and patent applications set forth on Exhibit "A" attached hereto. Accordingly, the University hereby waives its right of first

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refusal with respect to the filing and prosecuting of patents and patent applications relating solely to such UNIVERSITY INVENTIONS and hereby ratifies the actions taken by IgX to date with respect to filing, maintaining and prosecuting the patents and patent applications set forth on Exhibit "A" attached hereto. If IgX elects to either abandon any claims or terminate its prosecution and/or management of any patents or patent applications relating to any INVENTION(S), IgX shall notify the University sixty (60) days in advance of its intent to do so, and the University shall regain full control of the patents and patent applications relating to such INVENTION(S).

          12. The University acknowledges and agrees that with respect to the filing, maintaining and prosecuting of the patents and patent applications set forth on Exhibit "A" attached hereto, as well as any future patents and patent applications arising out of the Research Agreements for which the University does not exercise its right of first refusal, IgX shall have the right (but not the obligation) at IgX's sole expense and discretion to (i) control and to file, maintain and prosecute such patents and patent applications and to select all patent counsel or other professionals to advise, represent or act for it in all matters relating to such INVENTIONS and (ii) take whatever action it deems appropriate in its own name, or if required by law, in the name of the University, to enforce the patent rights to such UNIVERSITY INVENTIONS, with any and all monies recovered upon final judgment or settlement of any lawsuit to enforce such rights to be retained by IgX; provided, however, that IgX hereby agrees to inform the University at reasonable intervals, or upon reasonable request of the University, as to the status of any such patent or patent application; provided, further, that any such patent or patent application shall at all times remain the sole and exclusive property of the University in accordance with the terms and conditions of the applicable Research Agreement.

          13. Each of IgX and the University acknowledges and agrees that the Research Agreements require IgX to provide written notice of the exercise of its option to obtain an exclusive, worldwide license with respect to any INVENTION within six (6) months of receiving, notice of the existence of such INVENTION from the University. To the extent that such six (6) month notice of exercise requirement has not been complied with to date, the University hereby waives such six (6) month notice of exercise requirement and ratifies the grant to IgX of each of the licenses set forth on Exhibit "A" attached hereto, as well as each of the licenses to be granted pursuant to the terms and conditions of this Agreement (and the exhibits hereto).

          14. The University acknowledges and agrees that the definition of INVENTION under the written agreements for each of the licenses granted to IgX set forth on Exhibit "A" attached hereto, as well as each of the licenses to be granted pursuant to the terms and conditions of this Agreement (and the exhibits hereto), shall be deemed to include any and all rights, modifications, derivatives and/or enhancements arising from or relating to such INVENTION and developed under IgX sponsorship, except to the extent that such licenses by their terms limit their applicability to devices, processes, compositions or products for treatment of human patients, and specifically exclude any devices, processes, compositions or products for treatment of animals within the field of veterinary science.

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          15. Each of IgX and the University acknowledges and agrees that written agreements for each of the licenses granted to IgX set forth on Exhibit "A" attached hereto, as well as each of the licenses to be granted pursuant to the terms and conditions of this Agreement (and the exhibits hereto), require IgX to provide to the University a milestone schedule mutually agreeable to IgX and the University of development and licensed products and regulatory submission with respect to each INVENTION, such schedule to be provided within eighteen (18) months from the date of such agreement, subject to extension by mutual agreement of both parties. Each of IgX and the University hereby agrees to a mutual extension of such deadline to permit IgX to provide to the University a written milestone schedule with respect to each licensed INVENTION within sixty (60) days of the date hereof.

          16. All capitalized terms used in this Agreement and not otherwise defined shall have the meaning given such terms in the Research Agreements, and the exhibits attached thereto. Except as expressly modified hereby, all other terms and conditions of the Research Agreements, and the exhibits attached thereto, shall remain in full force and effect in accordance with the respective terms thereof. In the event of a conflict between the terms ands conditions contained in this Agreement and the terms and conditions of the Research Agreements, the terms and conditions of this Agreement shall prevail.

          17. This Agreement may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

                                     * * *

          Please indicate your acknowledgment of and agreement to the terms and conditions contained in this Agreement by executing the acknowledgment clause below in the appropriate place and returning the signature page to our attention at your earliest convenience. We will promptly provide each of you with a fully-executed copy of this Agreement upon execution by all the parties hereto.

                                 Very truly yours,

                                 IGX CORP.,
                                 a Delaware corporation

                                 By: /s/ Albert J. Henry
                                     -------------------------------
                                         Albert J. Henry, Chairman

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                                 ACKNOWLEDGMENT

         The undersigned parties hereby acknowledge and agree to all of the terms and conditions set forth above in this Agreement as of the date first written above.

                                 ARIZONA BOARD OF REGENTS,
                                 on behalf of the University of Arizona

                                 By: /s/ Richard A. Haney Jr.
                                    ----------------------------------------
                                 Name: Richard A. Haney Jr.
                                 Title: Specialist,
                                        Intellectual Property Management

                                 /s/ Charles R. Sterling
                                 -------------------------------------------
                                 Charles R. Sterling


                                 /s/ Vitaliano A. Cama
                                 -------------------------------------------
                                 Vitaliano A. Cama


                                 /s/ Michael W. Riggs
                                 -------------------------------------------
                                 Michael W. Riggs


                                 /s/ J. Glenn Songer
                                 -------------------------------------------
                                 J. Glenn Songer

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                                  EXHIBIT "A"

                              RESEARCH COMMITMENTS